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                                                                       EX-99.B5B

                             SUB-ADVISORY AGREEMENT

                           Agreement, dated as of April 30, 1997, by and between
Delaware Management Company, Inc. ("Adviser"), a Delaware corporation, and Voyageur Asset Management LLC, a Delaware limited liability company ("Sub-Adviser").

                           WHEREAS, Voyageur Funds, Inc., a Minnesota
corporation (the "Company"), on behalf of the Voyageur U.S. Government Securities Fund, a separately managed series of the Company (the "Fund"), has appointed Adviser as the Fund's investment adviser pursuant to an Investment Advisory Agreement dated as of April 30, 1997 (the "Advisory Agreement"); and

                           WHEREAS, pursuant to the terms of the Advisory
Agreement, Adviser desires to appoint Sub-Adviser as its sub-adviser for the Fund, and Sub-Adviser is willing to act in such capacity upon the terms set forth herein; and

                           WHEREAS, pursuant to the terms of the Advisory
Agreement, the Board of Directors and shareholders of the Company have approved the appointment of Sub-Adviser as a sub-adviser for the Fund.

                           NOW, THEREFORE, in consideration of the mutual
agreements herein made, Adviser and Sub-Adviser agree as follows:

                           1. Adviser hereby employs Sub-Adviser to serve as
sub-adviser for, and to manage the investment of the assets of, the Fund as set forth herein. Sub-Adviser hereby accepts such employment and agrees, for the compensation herein provided, to assume all obligations herein set forth and to bear all expenses of its performance of such obligations (but no other expenses). Sub-Adviser shall not be required to pay expenses of the Fund, including, but not limited to (a) brokerage and commission expenses; (b) federal, state, local and foreign taxes, including issue and transfer taxes, incurred by or levied on the Fund; (c) interest charges on Fund borrowings; (d) the Fund's organizational and offering expenses, whether or not advanced by Adviser; (e) the cost of other personnel providing services to the Fund; (f) fees and expenses of registering or otherwise qualifying the shares of the Fund under applicable state securities laws; (g) expenses of printing and distributing reports to shareholders; (h) costs of shareholders' meetings and proxy solicitation; (i) charges and expenses of the Fund's custodian and registrar, transfer agent and dividend disbursing agent; (j) compensation of the Company's officers, directors and employees that are not Affiliated Persons or Interested Persons (as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules, regulations and releases relating thereto) of Adviser; (k) legal and auditing expenses of the Fund; (1) costs of certificates representing common shares of the Fund; (m) costs of Fund stationery and supplies; (n) insurance expenses of the Fund; (o) association membership dues of the Fund; (p) the fees and expenses of registering the Fund and its shares with the Securities and Exchange Commission; (q) travel expenses of officers and employees of Sub-Adviser to the extent such expenses relate to the attendance of such persons at meetings at the request of the Board of Directors of the


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Company; and (r) all other charges and costs of the Fund's operation unless otherwise explicitly provided herein. Sub-Adviser shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise) have no authority to act for or on behalf of the Fund in any way or otherwise be deemed an agent of the Fund.

                           2. Sub-Adviser shall direct the Fund's investments in
accordance with applicable law, applicable provisions of the Articles of Incorporation and Bylaws (which shall be provided to the Sub-Adviser on the date hereof and any changes thereto shall be promptly provided to the Sub-Adviser thereafter), and the investment objective, policies and restrictions set forth in the Fund's then-effective Registration Statement under the Securities Act of 1933, as amended, including the Prospectus and Statement of Additional Information of the Fund contained therein, subject to the supervision of the Company, its officers and directors, and Adviser and in accordance with the investment objectives, policies and restrictions from time to time prescribed by the Board of Directors of the Company and communicated by Adviser to Sub-Adviser and subject to such further limitations as Adviser may from time to time impose by written notice to Sub-Adviser.

                           3. Sub-Adviser shall formulate and implement a
continuing program for managing the investment of the Fund's assets, and shall amend and update such program from time to time as financial and other economic conditions warrant. Sub-Adviser shall make all determinations with respect to managing the investment of the Fund's assets and shall take such steps as may be necessary to implement the same, including the placement of purchase and sale orders on behalf of the Fund.

                           4. Sub-Adviser shall furnish such reports to Adviser
as Adviser may reasonably request for Adviser's use in discharging its obligations under the Advisory Agreement, which reports may be distributed by Adviser to the Company's Board of Directors at periodic meetings of the Board of Directors and at such other times as may be reasonably requested by the Board of Directors. Copies of all such reports shall be furnished to Adviser for examination and review within a reasonable time prior to the presentation of such reports to Company's Board of Directors.

                           5. Sub-Adviser shall select the brokers and dealers
that will execute the purchases and sales of securities for the Fund and markets on or in which such transactions will be executed and shall place, in the name of the Fund or its nominee, all such orders.

                           (a) Subject to the primary objective of obtaining the best available prices and execution, Sub-Adviser will place orders for the purchase and sale of portfolio securities with such broker/dealers who provide statistical, factual and financial information and services to the Fund, to Adviser, to Sub-Adviser or to any other fund for which Adviser or Sub Adviser provides investment advisory services and/or with

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                           broker/dealers who sell shares of the Fund or who
                           sell shares of any other fund for which Adviser or Sub-Adviser provides investment advisory services. Broker/dealers who sell shares of the funds for which Adviser or Sub-Adviser provides investment advisory services shall only receive orders for the purchase or sale of portfolio securities to the extent that the placing of such orders is in compliance with the Rules of the Securities and Exchange Commission and the National Association of Securities Dealers, Inc.

                           (b) Notwithstanding the provisions of subparagraph
                           (a) above, and subject to such policies and procedures as may be adopted by the Board of Directors and officers of the Company, Sub-Adviser may ask the Fund and the Fund may agree to pay a member of an exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction, in such instances where the Fund and Sub-Adviser have determined in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or Sub-Adviser's overall responsibilities with respect to the Fund and to other funds and other advisory accounts for which Adviser or Sub-Adviser exercises investment discretion.

                           (c) It is understood that certain other clients of Sub-Adviser may have investment objectives and policies similar to those of the Fund, and that Sub-Adviser may, from time to time, make recommendations that result in the purchase or sale of a particular security by its other clients simultaneously with the Fund. If transactions on behalf of more than one client during the same period increase the demand for securities being purchased or the supply of securities being sold, there may be an adverse effect on price or quantity. In such event, Sub-Adviser shall allocate advisory recommendations and the placing of orders in a manner that is deemed equitable by Sub-Adviser to the accounts involved, including the Fund. When two or more of the clients of Sub-Adviser (including the Fund) are purchasing or selling the same security on a given day from the same broker or dealer, such transactions may be averaged as to price.

                           (d) Sub-Adviser agrees that it will not purchase or sell securities for the Fund in any transaction in which it, Adviser or any "affiliated person" of the Company, Adviser or Sub-Adviser or any affiliated

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                           person of such "affiliated person" is acting as
                           principal; provided, however, that Sub-Adviser may effect transactions pursuant to Rule 17a-7 under the 1940 Act in compliance with the Fund's then-effective policies concerning such transactions.

                           (e) Sub-Adviser agrees that it will not execute any portfolio transactions for the Fund with a broker or dealer or futures commission-merchant which is an "affiliated person" of the Company, Adviser or Sub-Adviser or an "affiliated person" of such an "affiliated person" without the prior written consent of Adviser. In effecting any such transactions with the prior written consent of Adviser, Sub-Adviser shall comply with Section 17(e)(1) of the 1940 Act, other applicable provisions of the 1940 Act, if any, the then-effective Registration Statement of the Fund under the Securities Act of 1933, as amended, and the Fund's then-effective policies concerning such transactions.

                           (f) Sub-Adviser shall promptly communicate to Adviser and, if requested by Adviser, to the Company's Board of Directors, such information relating to portfolio transactions as Adviser may reasonably request. The parties understand that the Fund shall bear all brokerage commissions in connection with the purchases and sales of portfolio securities for the Fund and all ordinary and reasonable transaction costs in connection with purchases of such securities in private placements and subsequent sales thereof.

                           6. Sub-Adviser may (at its cost except as
contemplated by paragraph 5 of this Agreement) employ, retain or otherwise avail itself of the services and facilities of persons and entities within its own organization or any other organization for the purpose of providing Sub-Adviser, Adviser or the Fund with such information, advice or assistance, including but not limited to advice regarding economic factors and trends and advice as to transactions in specific securities, as Sub-Adviser may deem necessary, appropriate or convenient for the discharge of its obligations hereunder or otherwise helpful to Adviser or the Fund, or in the discharge of Sub-Adviser's overall responsibilities with respect to the other accounts for which it serves as investment manager or investment adviser.

                           7. Sub-Adviser shall cooperate with and make
available to Adviser, the Fund and any agents engaged by the Fund, Sub-Adviser's expertise relating to matters affecting the Fund.

                           8. For the services to be rendered under this
Agreement, and the facilities to be furnished for each fiscal year of the Fund, Adviser shall pay to Sub-Adviser a monthly management fee at the annual rate of 0.25% of the Fund's average daily net assets. This fee will be computed based on the average of the net assets of the Fund as of the close of

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each business day, calculated as set forth in the Advisory Agreement, and will be paid to Sub-Adviser monthly on or before the fifteenth day of the month next succeeding the month for which the fee is paid. The fee shall be prorated for any fraction of a fiscal year at the commencement and termination of this Agreement.

                           Pursuant to the Advisory Agreement, Adviser receives
monthly from the Fund compensation at the annual rate of 0.50% of the Fund's average daily net assets. If Adviser or any affiliate of Adviser has undertaken in the Fund's Registration Statement as filed under the 1940 Act or elsewhere to waive all or part of its fee under the Advisory Agreement or any other agreement with the Fund and/or to pay certain Fund expenses, or to reduce any such fee upon order of the Board of Directors or the vote of a majority of the outstanding voting securities of the Fund, Sub-Adviser's fee payable under this Agreement will be proportionately waived or reduced, such that Sub-Adviser's fee would be in an amount equal to one-half of the compensation actually received by Adviser, after taking into account all such waivers or payments of Fund expenses by Adviser or any of its affiliates.

                           9. Sub-Adviser represents, warrants and agrees that:

                           (a) Sub-Adviser is registered as an "investment adviser" under the Investment Advisers Act of 1940 ("Advisers Act") and is currently in compliance and shall at all times continue to comply with the requirements imposed upon it by Advisers Act and other applicable laws and regulations. Sub-Adviser agrees to (i) supply Adviser with such documents as Adviser may reasonably request to document compliance with such laws and regulations and (ii) immediately notify Adviser of the occurrence of any event which would disqualify Sub-Adviser from serving as an investment adviser of an investment company pursuant to any applicable law or regulation.

                           (b) Sub-Adviser will maintain, keep current and preserve on behalf of the Company all records required or permitted by the 1940 Act in the manner provided by such Act. Sub-Adviser agrees that such records are the property of the Company, and will be surrendered to the Company promptly upon request.

                           (c) Sub-Adviser will complete such reports concerning purchases or sales of securities on behalf of Sub-Adviser as Adviser may from time to time require to document compliance with the 1940 Act, Advisers Act, the Internal Revenue Code, applicable state securities laws and other applicable laws and regulations or regulatory and taxing authorities in countries other than the United States.


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                           (d) Sub-Adviser has furnished Adviser with a copy of
                           Sub-Adviser's currently effective Form ADV. After filing with the Securities and Exchange Commission any amendment to its Form ADV, Sub-Adviser will promptly furnish a copy of such amendment to Adviser.

                           (e) Sub-Adviser will immediately notify Adviser of the occurrence of any event which would disqualify Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9 of the 1940 Act or any other applicable statute or regulation.

                           10. Adviser represents, warrants and agrees that:

                                    (a) It has been duly authorized by the Board of Directors of the Company to delegate to Sub-Adviser the provision of the services contemplated hereby.

                                    (b) Adviser and the Company are currently in compliance and shall at all times continue to comply with the requirements imposed upon Adviser and the Company by applicable law and regulations.

                           11. Sub-Adviser will not be liable for any error of
judgment or mistake of law or for any loss suffered by the Fund or its shareholders in connection with the performance of its duties under this Agreement, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its duties under this Agreement.

                           12. This Agreement shall become effective on May 1,
1997. Wherever referred to in this Agreement, the vote or approval of the holders of a majority of the outstanding voting securities or shares of the Fund shall mean (a) the vote of 67% or more of the voting securities of such Fund present at such meeting if the holders of more than 50% of the outstanding voting securities of the Fund are present in person or by proxy, or (b) the vote of more than 50% of the outstanding voting securities of the Fund, whichever is less.

                           Unless sooner terminated as hereinafter provided,
this Agreement shall continue in effect for a period of two years from the date of its execution, and thereafter shall continue in effect only so long as such continuance is specifically approved at least annually (a) by the Board of Directors of the Company or by the vote of a majority of the outstanding voting securities of the Fund, and (b) by the vote of a majority of the directors of the Company who are not parties to this Agreement or Interested Persons of Adviser, Sub-Adviser or the Company, cast in person at a meeting called for the purpose of voting on such approval.


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                           This Agreement may be terminated at any time without
the payment of any penalty (a) by the vote of the Board of Directors of the Company or by the vote of the holders of a majority of the outstanding voting securities of the Fund, upon 60 days' written notice to Adviser and the Sub-Adviser, or (b) by Adviser, upon 60 days' written notice to the Sub-Adviser; or (c) by the Sub-Adviser, upon 60 days' written notice to Adviser. This Agreement shall automatically terminate in the event of its assignment as defined in the 1940 Act and the rules thereunder, provided, however, that such automatic termination shall be prevented in a particular case by an order of exemption from the Securities and Exchange Commission or a no-action letter of the staff of the Commission to the effect that such assignment does not require termination as a statutory or regulatory matter. This Agreement shall automatically terminate upon completion of the dissolution, liquidation or winding up of the Fund. This Agreement shall automatically terminate upon the termination of the Advisory Agreement.

                           13. No amendment to or modification of this Agreement
shall be effective unless and until approved by the vote of a majority of the outstanding shares of the Fund.

                           14. This Agreement shall be binding upon, and inure
to the benefit of, Adviser and Sub-Adviser, and their respective successors.

                           15. If any provision of this Agreement shall be held
or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

                           16. To the extent that state law is not preempted by
the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended

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from time to time, this Agreement shall be administered, construed and enforced according to the laws of the State of Minnesota.

                           IN WITNESS WHEREOF, the parties hereto have caused
this instrument to be executed by their officers thereunto duly authorized in multiple counterparts, each of which shall be an original but all of which shall constitute one of the same instrument.

                                     DELAWARE MANAGEMENT COMPANY, INC.



                                     By  /s/ George M. Chamberlain, Jr.
                                         ----------------------------------
                                              Name: George M. Chamberlain, Jr.
                                              Title:   Senior Vice President



                                     VOYAGEUR ASSET MANAGEMENT LLC



                                     By  /s/ Thomas J. Abood
                                         ----------------------------------
                                              Name: Thomas J. Abood
                                              Title:   Secretary


















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